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                            EXHIBIT 4 TO SCHEDULE 13D

                              GOVERNANCE AGREEMENT

                  IT IS HEREBY AGREED between AFFYMETRIX, INC. ("AFFYMETRIX" or the "Company") and GLAXO WELLCOME PLC ("GLAXO WELLCOME") that the following provisions with respect to the relationship between the parties shall be binding obligations on each of them.

                  GUIDING PRINCIPLES.

                  1. It is the mutual interest of the parties that AFFYMETRIX be independently financeable at this time and ultimately financeable as a public company.

                  2. It is the mutual interest of the parties that AFFYMETRIX have entrepreneurial independent management and access to collaborative partners other than GLAXO WELLCOME, although GLAXO WELLCOME is a natural arm's-length collaborator in areas of interest to GLAXO WELLCOME.

                  THE PARTIES THEREFORE AGREE as follows:


                  1. DIRECTORS. So long as GLAXO WELLCOME or any of its subsidiaries (collectively "GW") together own, or are part of a group that owns,
(a) a majority of the outstanding AFFYMETRIX voting shares, GW (or such group) will have the right to designate five out of nine AFFYMETRIX directors, (b) less than a majority but greater than 35% of the outstanding AFFYMETRIX voting shares, GW (or such group) will have the right to designate four out of nine AFFYMETRIX directors, (c) less than 35% but greater than 25% of the outstanding AFFYMETRIX voting shares, GW (or such group) will have the right to designate three out of nine AFFYMETRIX directors, (d) less than 25% but more than 15% of the outstanding AFFYMETRIX voting shares, GW (or such group) will have the right to designate two out of nine AFFYMETRIX directors and (e) less than 15% but more than 5% of the outstanding AFFYMETRIX voting shares, GW (or such group) will have the right to designate one out of nine AFFYMETRIX directors, in each case such designations to be included, as part of the management slate to be recommended to the shareholders for election at each annual meeting of shareholders subsequent to 1995. All discretionary proxies will be voted in favor of such nominees. GW (or such group) will otherwise vote its shares, or give its proxy to vote its shares, for the other nominees on the slate of directors recommended to the shareholders. The parties agree to take appropriate action, if necessary, to comply with the requirements of the California Corporations Code to make this provision valid and enforceable including without limitation, to enter into a voting trust agreement.

                  2. TRANSFER OF SECURITIES. If GW should transfer shares equal to at least 40% of AFFYMETRIX' outstanding voting shares to a third party or group or should participate in a group that controls at least 40% of the AFFYMETRIX voting shares, the purchaser of such shares will agree to be subject to the obligations and entitled to the rights set forth in Section 1 regarding the designation of AFFYMETRIX directors.


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                  3. BUSINESS COMBINATION. Until the earlier of June 1, 1999 or an IPO by AFFYMETRIX, GW will not vote for or otherwise act to consummate any merger, consolidation or other business combination of AFFYMETRIX which would result in AFFYMETRIX becoming a direct or indirect wholly owned subsidiary of GW unless such transaction is approved by a majority of directors of AFFYMETRIX not designated by GW (the "independent directors of AFFYMETRIX").

                  4. MATERIAL TRANSACTIONS WITH GW. GW will not enter into any material transaction with AFFYMETRIX unless such transaction is first approved by a majority of the independent directors or the holders of a majority of the voting power of AFFYMETRIX which is held by shareholders not affiliated with GW. However, both parties recognize the GW is a natural collaborator with AFFYMETRIX and will give due consideration to make available to GW collaborative opportunities in GW's areas of interest on fair and reasonable terms. At the same time, GW will pursue its interest in a possible major collaboration with AFFYMETRIX in the genomics area.

                  5. IPO LOCK-UP. Conditioned upon similar agreements for the same period of time entered into by other significant shareholders and key officers and directors, as reasonably requested by the lead underwriter in an IPO, GW will not sell, directly or indirectly, in the public market any AFFYMETRIX shares without the written consent of AFFYMETRIX and the lead underwriter in the IPO for a period of up to six months after the IPO.

                  6. REGISTRATION RIGHTS.

                           6.1      REQUEST FOR REGISTRATION.

                                    (a)     If the Company shall receive, at any
time after six months following the initial public offering of Common Stock of the Company (other than pursuant to a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from GW, while it and its subsidiaries are the holders of at least ten percent of the outstanding Common Stock of the Company, that the Company file an underwritten registration statement under the Securities Act of 1933, as amended, and any successor thereto (the "Act") covering the registration of at least 40 percent of the shares of Common Stock of the Company held by GW and its subsidiaries (a "Demand Registration"), the Company shall, subject to the limitations set forth below, as soon as practicable, use its reasonable best efforts to effect such registration under the Act.

                                    (b)     The underwriter shall be selected by
GW but shall be reasonably acceptable to the Company. GW (together with the Company) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                                    (c)     In addition, the Company shall not
be obligated to effect, or to take any action to effect, any registration:


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                                            (i)      Within 90 days after the
effective date of any registration statement offered by the Company, whether for its own account or for the account of others; or

                                            (ii)     On Form S-1 (or any
comparable or successor form to such form) after the Company has effected four Demand Registrations and such registrations have been declared or ordered effective. GW shall nevertheless have the continuing right to additional registrations on Form S-3 (or any comparable successor form to such form) even though it has already had four effective Demand Registrations.

                                    (d)     The Company shall use its reasonable
best efforts to register and qualify the securities covered by any such registration statement under such other securities or Blue Sky laws of such jurisdictions in the United States as shall be reasonably requested by GW; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to services of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                                    (e)     The Company shall cause all such
securities registered pursuant to any such registration to be listed on such U.S. securities exchange or quotation system on which similar securities issued by the Company are then listed.

                                    (f)     All expenses incurred in connection
with registrations, filings, or qualifications pursuant to any registration of securities of GW and its subsidiaries hereunder, including, but not limited to, underwriting discounts and commissions, registration, filing and qualification fees, printing costs, accounting fees and fees and disbursements of counsel for GW shall be borne by GW and fees and disbursements of counsel for the Company shall be borne by the Company; PROVIDED, HOWEVER, that all such expenses except underwriting discounts and commissions, registration, filing and qualification expenses and fees and disbursements of counsel for GW shall be borne by the Company in the event that the registration is effected on Form S-3 (or any comparable or successor of such form), or would have been effected on Form S-3 (or any comparable or successor form), or would have been effected on Form S-3 (or any comparable or successor form) except for the failure of the Company to comply with the rules and regulations necessary to be eligible to use such form.

                           6.2      PIGGYBACK REGISTRATION.

                                    (a)     In the event the Company decides to
register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Common Stock held by GW, the Company will promptly give GW written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws). Upon the written request of GW delivered to the Company within 25 days after delivery of such written notice from the Company, the Company shall, subject to the limitations set forth below, include in such registration, all Registrable Securities (as defined below) that GW has requested to be so registered. The Company shall not be obligated to include Registrable Securities in more than four registrations of


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the Company. For the purposes of this Section 6.2 and Section 6.3, "Registrable
Securities" shall mean all Common Stock of the Company issued or issuable upon conversion of the Company's Series 1 Subordinated Convertible Preferred Stock and Series 2 Subordinated Convertible Preferred Stock, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares.



                                    (b) If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise GW as a part of the written notice given pursuant to
Section 6.2(a). In such event the right of GW to registration shall be conditioned upon such underwriting and the inclusion of the Registrable Securities in such underwriting to the extent provided in this Section 6.2. GW shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. GW shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 6.2.

                                            (i)      In the event the
underwriter's representative advises GW in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the underwriter's representative may:

                                                     (1)      in the case of the
Company's initial public offering, exclude some or all Registrable Securities from such registration and underwriting; and

                                                     (2)      in the case of any
registered public offering subsequent to the Company's initial public offering, limit the number of shares of Registrable Securities to be included in such registration and underwriting; provided, however, that the total number of shares of Common Stock held by GW (including shares issued on conversion of the Company's Series A Senior Convertible Preferred Stock) to be included in such registration shall not be less than 21% of the total number of shares included in such registration. In such event, the underwriter's representative shall so advise GW and the number of shares of Registrable Securities that may be included in the registration and underwriting (if any) shall be allocated as follows: among GW and holders of other securities requesting and legally entitled to include shares of Common Stock in such registrations, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) requesting and entitled to inclusion in such registration held by GW and such other holders at the time of filing of the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 6.2(b) shall be included in such registration statement.

                                                     (3)      If GW disapproves
of the terms of any such underwriting, GW may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the registration statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                                    (c)     In the event of any registration of
Registrable Securities pursuant to this Section 6.2, the Company will exercise its best efforts to register and qualify the

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securities covered by the registration statement under such other securities or
Blue Sky laws of such jurisdictions as GW shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           6.3      INDEMNIFICATION.

                                    (a)     To the extent permitted by law, the
Company will indemnify GW, and each subsidiary of GW with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement ("GW Holding Subsidiary"), each of their officers, directors and constituent partners, legal counsel, and each person controlling GW, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will reimburse GW, each GW Holding Subsidiary, each of their officers, directors and constituent partners, and legal counsel, each such underwriter, and each person who controls GW or such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.3 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by GW, a GW Holding Subsidiary, their officers, directors, constituent partners, or legal counsel, underwriter, or controlling person and stated to be for use in connection with the offering of securities of the Company.

                                    (b)     To the extent permitted by law, GW
will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by GW of the Securities Act, the 1934 Act or any state securities law, or


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any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to GW and relating to action or inaction required of GW in connection with any such registration, qualification or compliance; and will reimburse the Company, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by GW and stated to be specifically for use in connection with the offering of securities of the Company; provided, however, that GW's liability under this Section 6.3 shall not exceed GW's proceeds from the offering of securities made in connection with such registration; and provided, further, that the indemnity contained in this Section 6.3 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of GW (which consent shall not unreasonably be withheld).

                                    (c)     Promptly after receipt by an
indemnified party under this Section 6.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determine that there may be a conflict between the position of the Company and GW in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 6.3, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 6.3, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 6.3.

                  7. EXISTING TECHNOLOGY LICENSE. Each party recognizes the other party's concern in regard to the existing technology license between Affymax Technologies N.V. and AFFYMETRIX: in the case of GW, AFFYMETRIX agrees not to use in internal research DNA chip technology for affinity binding of ligands for lead identification and analoging for drug discovery and, in the case of AFFYMETRIX, GW and its subsidiaries agree not to use DNA chip technology in internal research in the Affymetrix field.

                  8. CONVERTIBLE PROMISSORY NOTE. In partial consideration of this Agreement, GW agrees that the Series B Preferred Stock financing currently planned by AFFYMETRIX (the "Series B Financing") shall not be deemed to be a "Subsequent Financing" under Section 5 of the Subordinated Convertible Promissory Note dated December 15, 1994 in the principal amount of $6,000,000 issued by AFFYMETRIX to Affymax Technologies N.V. (the "Convertible Promissory Note") and that



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AFFYMETRIX shall not be required to convert or pay off the Convertible
Promissory Note upon the closing of the Series B Financing. In addition, the parties agree that:

                                    (a)  In the event that the Convertible
Promissory Note is outstanding at the time of the consummation of a transaction or series of transactions subsequent to the Series B Financing that comes within the meaning of "Subsequent Financing", as defined in Section 5(a) of the Convertible Promissory Note, the Convertible Promissory Note may, at GW's option in the event of any Subsequent Financing or at the Company's option only in the event of an initial public offering, be converted, in whole or in part, into the shares of capital stock of the Company issued and sold at a conversion price per share equivalent to the lesser of (x) $4.50 (which price shall be subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend, a subdivision or combination of stock or any similar event) or
(y) the price per share of the capital stock sold in such Subsequent Financing;

                                    (b)  The Company's option to pay interest on
the Convertible Promissory Note due during calendar year 1996 by the issuance of warrants shall be canceled;

                                    (c) The Company shall not have any right
to prepay the Convertible Promissory Note at any time provided, nevertheless, that proceeds from sale of more than 5,000,000 shares of Series B Senior Preferred Stock in the currently contemplated offering may, with the written consent of GW, be used to make prepayment within twenty days after closing of such offering;

                                    (d)  GW shall have the right to convert the
Convertible Promissory Note at maturity at the aforesaid price so long as GW does not then own, directly or indirectly, or such conversion does not result in GW thereafter owning, directly or indirectly, more than 49 percent of the Company's then outstanding voting securities; and

                                    (e) Section 5(b) of the Convertible
Promissory Note shall be deleted.



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                  IN WITNESS WHEREOF, the parties have entered into this
Agreement effective the 6th day of July, 1995.




                                      GLAXO WELLCOME PLC


                                      By:   /s/   J. D. COOMBE
                                            ------------------------------------
                                            Title:  Director

                                      AFFYMETRIX, INC.


                                      By:     /s/
                                            ------------------------------------
                                            Title:  Chairman



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